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                                                                   EXHIBIT 23.12

                        CONSENT OF INDEPENDENT AUDITORS

     We have issued our report dated July 11, 1997, except for Notes 2 and 10 as to which the date is July 24, 1997, accompanying the combined financial statements of Cherry Communications Incorporated and Cherry Communications U.K. Limited for each of the two years in the period ended December 31, 1996, included in this Registration Statement of World Access, Inc. on Form S-4. We consent to the use of the aforementioned report in this Form S-4 and to the use of our name as it appears under the caption "Experts."

                                          /s/  GRANT THORNTON LLP

Chicago, Illinois
November 5, 1998